                                                                    EXHIBIT 23.2

                       CONSENT OF DELOITTE & TOUCHE GmbH

We consent to the use in this Registration Statement of PDF Solutions, Inc. on Form S-1 of our report dated July 26, 2000 (relating to the financial statements of Applied Integrated Systems & Software Entwicklungs-, Produktions- und Vertriebs GmbH as of and for the year ended December 31, 1999).

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Deloitte & Touche GmbH
Wirtschaftsprufungsgesellschaft

Munich, Germany
August 7, 2000